BDO            BDO Dunwoody LLP           220-19916 - 64 Avenue
                          Chartered Accountants      Langley, BC Canada V2Y 1A2
                          and Consultants            Telephone (604)534-8691
                                                     Telefax   (604)534-8900
                                                     www.BDO.ca


           December 20, 2002



           United State Securities
           and Exchange Commission
           450 Fifth Street, N.W.
           Washington, D.C. 20549

           Gentlemen:

           We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 16, 2002, to be filed by our former clients, Spear & Jackson, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

           Yours truly,
           BDO Dunwoody LLP

           /s/ K.C. Baker
           ----------------
           K.C. Baker, C.A.
           Partner